EXHIBIT 5

               [SHAPIRO MITCHELL FORMAN ALLEN & MILLER LETTERHEAD]

                                                              November 18, 2002

Polymer Research Corp. of America
2186 Mill Avenue
Brooklyn, N.Y. 11234

Ladies and Gentlemen:

                  We have acted as legal counsel for Polymer Research Corp. of America (the "Company") in connection with the preparation and filing of the Registration Statement as amended of the Company on Form S-2 for the registration under the Securities Act of 1933 of 375,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"). As such counsel, we are familiar with the Certificate of Incorporation, as amended, and the bylaws, as amended, of the Company.

         Based upon the foregoing, we are of the opinion that:

         (1) the 375,000 shares of Common Stock to be registered pursuant to the Registration Statement have been duly authorized;

         (2) 150,000 shares of the Common Stock to be registered are legally issued, fully paid and non-assessable; and

         (3) 225,000 shares of the Common Stock to be issued upon exercise of the warrants or issued to unaffiliated companies with whom the Company is in litigation will, upon issuance, be legally issued, fully paid and non-assessable.

         We are aware that we referred to under the heading "Legal Matters" in the Prospectus forming part of the Registration Statement, and we hereby consent to such use of our name in the Registration Statement and such Prospectus, and to the filing of this opinion as an Exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     SHAPIRO MITCHELL FORMAN
                                                        ALLEN & MILLER LLP

                                                     By:/s/ Robert W. Forman
                                                        ------------------------
                                                            Robert W. Forman
RWF:dmm